SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 _______________

                                    FORM 8-K
                                 _______________


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                               September 15, 2005
                        (Date of earliest event reported)


                      Commission file number:    000-25496

                            HYPERDYNAMICS CORPORATION
                 (Name of small business issuer in its charter)

                 Delaware                              87-0400335
      (State or other jurisdiction of     (IRS Employer Identification No.)
       incorporation or organization)

                           9700 Bissonnet, Suite 1700
                              Houston, Texas 77036
          (Address of principal executive offices, including zip code)

                                 (713) 353-9400
              (Registrant's telephone number, including area code)

                                 _______________

ITEM  8.01     Other  Events.

In April of 2004, the Company's wholly owned subsidiary, HYD Resources Corporation began oil and gas operations in Louisiana. In January 2005, HYD Resources acquired Trendsetter Production Company (Trendsetter) which was an authorized oil and gas operator in the state of Louisiana. During the first six months of the calendar year, Trendsetter contracted with its parent company to drill wells on its Willard Norris lease. Twelve of these wells were determined to have natural gas associated with them. The gas was tested and found to be of good quality for resale. The decision was made to evaluate performing the necessary tasks to be able to sell the gas including contracting with a pipeline company and finding a customer to buy the gas.

On September 1, 2005 Trendsetter executed a "Base Contract for Sale and Purchase of Natural Gas" with BP Energy Company, a BP p.l.c. company. On August 31, 2005 Trendsetter had executed a contract with Tennessee Gas Pipeline, an El Paso Energy subsidiary and initiated the process to complete the installation of facilities to connect Trendsetter gas wells to their pipeline. On September 15, 2005, Trendsetter received an executed copy of the Tennessee Gas Pipeline "Facilities and Installation of Facilities Agreement". This now gives
Trendsetter the core capability to produce and sell its natural gas at market price.

ITEM  9.01     Financial  Statements  and  Exhibits.

(c)     Exhibits.

     Exhibit  99.1     Press  release  dated  September  16,  2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


HYPERDYNAMICS  CORPORATION

Date:  September  16,  2005          By:  /s/  Kent  Watts
                                     -----------------------------------------
                                     Kent  Watts,  President,  CEO,  and
                                     Chief  Financial  Officer